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                                                                    EXHIBIT 3.10

                          CERTIFICATE OF INCORPORATION

                                       OF

                        LOUISIANA ONSHORE PROPERTIES INC.

                               * * * * * * * * * *

      FIRST: The name of the corporation is LOUISIANA ONSHORE PROPERTIES INC. (hereinafter called "the Corporation" or "this Corporation").

      SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is CSC The United States Corporation Company.

      THIRD: The nature of the business purposes to be conducted or promoted is: oil and gas and investment.

      FOURTH: The election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

      FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of Common Stock with a par value of one dollar ($1.00) per share.

      SIXTH: The name and mailing address of the incorporator is as follows:

                  NAME                          MAILING ADDRESS
                  ----                          ---------------
            Shell Western E&P Inc.              P. O. Box 676
                                                Houston, TX 77001


      SEVENTH: The Board of Directors of the Corporation shall direct the management of the business and the conduct of the affairs of the Corporation and shall establish policies, procedures, and controls which shall govern the conduct of the Corporation and which shall preserve the separate legal identity of the Corporation.

      In addition to the powers conferred here or by the General Corporation Law of Delaware, the board of directors shall have the power from time to time to make, alter, amend, and repeal the By-Laws, subject to the power of the holders of the Common Stock to alter or repeal the By-Laws made by the board of directors.

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      EIGHTH: A director of this Corporation, or any person serving as a director of another corporation at the request of this Corporation, shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation (or such other corporation) or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      This Corporation shall have the authority to the full extent not prohibited by law, as provided in the By-Laws of this Corporation or otherwise authorized by the Board of Directors or by the stockholders of this Corporation, to indemnify any person who is or was a director, officer, employee or agent of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity from and against any and all expenses, liabilities or losses asserted against, or incurred by any such person in any such capacity, or arising out of his status as such; and the indemnification authorized herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      This Corporation shall have the authority to the full extent not prohibited by law, as provided in the By-Laws of this Corporation or otherwise authorized by the Board of Directors or by the stockholders of this Corporation, to purchase and maintain insurance in any form from any affiliated or other insurance company and to use other arrangements (including, without limitation, trust funds, security interests, or surety arrangements) to protect itself or any person who is or was a director, officer, employee or agent of this Corporation or serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity against any expense, liability or loss asserted against, or incurred by any such person in any such capacity, or arising out of his status as such, whether or not this Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has hereunto set its hand and seal this 23rd day of September, 1997.

                                    SHELL WESTERN E&P INC.

                                    By:        /s/ S. J. Paul
                                        -------------------------------------
                                             S. J. Paul, Secretary
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                              CERTIFICATE OF MERGER

                                     MERGING

                             LOPI ACQUISITION CORP.,
                             A DELAWARE CORPORATION,

                                      INTO

                       LOUISIANA ONSHORE PROPERTIES INC.,
                             A DELAWARE CORPORATION

      Pursuant to the provisions of Section 251(c) of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned corporation submits the following Certificate of Merger for the purpose of effecting a merger under the DGCL.

      1. The name and state of incorporation of each of the constituent corporations are as follows:

                  Name of Corporation          State of Incorporation
                  -------------------          ----------------------
                 LOPI Acquisition Corp.               Delaware

           Louisiana Onshore Properties Inc.          Delaware

      2. An agreement and plan of merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the DGCL.

      3. The name of the surviving corporation is Louisiana Onshore Properties Inc. (the "Surviving Corporation").

      4. The certificate of incorporation of the surviving corporation shall be the certificate of incorporation of the Surviving Corporation, without change.

      5. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, located at 200 North Dairy Ashford, Houston, Texas 77002.

      6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

      Dated as of the 30th day of June, 1998.

                                    LOUISIANA ONSHORE PROPERTIES INC.

                                            /s/ S. P. Methrin
                                    ---------------------------------
                                    Name:  S. P. Methrin
                                    Title: President
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                            CERTIFICATE OF CONVERSION

                                       OF

                        LOUISIANA ONSHORE PROPERTIES INC.

      Pursuant to the provisions of Section 266 of the Delaware General Corporation Law (the "DGCL") and Section 18-214 of the Delaware Limited Liability Company Act (the "DLLCA"), the undersigned converting corporation (the "Corporation") certifies the following for the purpose of effecting a conversion in accordance with the provisions of the DGCL and the DLLCA.

      1. The name of the Corporation is Louisiana Onshore Properties Inc.

      2. The Corporation's original certificate of incorporation was filed with the Delaware Secretary of State on September 24, 1997.

      3. The name of the limited liability company into which the Corporation shall be converted is Louisiana Onshore Properties LLC.

      4. The conversion of the Corporation has been approved in accordance with the provisions of Section 266 of the DGCL.

      5. The conversion of the Corporation to the organizational form of a limited liability company shall be effective at 11:59 p.m., Eastern Time, on December 31, 2000.

                                    LOUISIANA ONSHORE PROPERTIES INC.

                                    By:      /s/ Joseph A. Reeves, Jr.
                                        -------------------------------------
                                               Joseph A. Reeves, Jr.
                                              Chief Executive Officer
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                            CERTIFICATE OF FORMATION

                                       OF

                        LOUISIANA ONSHORE PROPERTIES LLC

      This Certificate of Formation of Louisiana Onshore Properties LLC (the "LLC"), dated December 14, 2000, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

      FIRST. The name of the limited liability company formed hereby is Louisiana Onshore Properties LLC.

      SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      FOURTH. The LLC is being formed in connection with the conversion, in accordance with Section 266 of the Delaware General Corporation Law, of Louisiana Onshore Properties Inc., a Delaware corporation ("LOPI"), to the organizational form of the LLC pursuant to the Certificate of Conversion, effective as of 11:59 p.m., Eastern Time, December 31, 2000, of LOPI.

      IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation, which shall become effective at 11:59 p.m., Eastern Time, on December 31, 2000, to be executed as of the date first above written.

                                             /s/ Joseph A. Reeves, Jr.
                                     -----------------------------------------
                                               Joseph A. Reeves, Jr.
                                                 Authorized Person